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                                                                    EXHIBIT 3.1P


                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                           FILED 09:00 AM 10/19/1999
                                               991441986 - 2559401



                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                                 INCORPORATION
                                       OF
                    WITCO EUROPE FINANCIAL SERVICES COMPANY


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is CK Witco Europe Financial Services Company.

     2. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on 10/15/99

                                          /s/ Arthur Fullerton
                                          --------------------------------------
                                          Arthur C. Fullerton
                                          Vice President